Exhibit 99

Burger King Worldwide Reports First Quarter 2013 Results

Adjusted Diluted EPS Grows 49% to $0.17 despite a challenging QSR environment

MIAMI – April 26, 2013 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for the first quarter ended March 31, 2013.

“We delivered strong earnings per share growth of 49% in the first quarter of 2013 in spite of a challenging economic and competitive environment that resulted in negative comparable sales growth of 1.4% globally,” said Bernardo Hees, Chief Executive Officer, Burger King Worldwide, Inc. “In addition, we announced the increase of our dividend by 20% and initiated a $200 million share repurchase program, demonstrating our positive outlook for the long-term prospects of the business and commitment to returning cash to shareholders. While comparable sales growth was not up to our expectations, we made progress toward achieving our target business model and remain committed to executing our Four Pillar strategy in the U.S. and Canada and driving net restaurant growth internationally.”

First Quarter 2013 Highlights:

•	Global comparable sales growth fell 1.4% and system-wide sales increased 1.1% in constant currency
•	Adjusted Diluted EPS increased 49% to $0.17
•	Adjusted EBITDA increased 4.5% on an organic basis to $144.3 million
•	Adjusted EBITDA margin increased 1,890 bps to 44.0%
•	Completed U.S. refranchising initiative
•	Paid a cash dividend of $0.05 per share in the first quarter and announced an increase of 20% to $0.06 per share for the second quarter
•	Authorized a $200 million share repurchase program

Consolidated Financial Highlights:

	Results		Variance
	Three Months Ended March 31,		$	%
	2013	2012	Favorable / (Unfavorable)
	($ in millions, except per share data)
System-wide Comparable Sales Growth[1]	(1.4)%	4.6%
System-wide Sales Growth[1]	1.1%	6.5%
Net Restaurant Growth	4	22	(18)	(81.8)%
Total Revenues	$327.7	$569.9	($242.2)	(42.5)%
Adjusted EBITDA[2]	$144.3	$143.2	$1.1	0.8%
Adjusted EBITDA Margin[2]	44.0%	25.1%	nm	18.9%
Adjusted Net Income[2]	$60.1	$39.8	$20.3	51.0%
Adjusted Diluted Earnings Per Share[2]	$0.17	$0.11	$0.06	48.8%
Net Income	$35.8	$14.3	$21.5	150.3%
Diluted Earnings Per Share	$0.10	$0.04	$0.06	146.6%

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Key Performance Indicators:

	Three Months Ended March 31,
	2013	2012
System Comparable Sales Growth
U.S. & Canada	(3.0%)	4.2%
EMEA	0.8%	6.6%
LAC	(1.3%)	9.9%
APAC	2.7%	(2.8%)

Total	(1.4%)	4.6%

System Net Restaurant Growth
U.S. & Canada	(28)	(12)
EMEA	18	34
LAC	8	6
APAC	6	(6)

Total	4	22

System Ending Restaurant Count
U.S. & Canada	7,448	7,488
EMEA	3,139	2,916
LAC	1,398	1,228
APAC	1,016	902

Total	13,001	12,534

Comparable sales growth fell 1.4% in the quarter, due to the impact of leap day and negative comparable sales growth in the U.S. and Canada and Latin America and the Caribbean (“LAC”), partially offset by positive growth in Europe, the Middle East and Africa (“EMEA”) and Asia Pacific (“APAC”). System-wide sales growth of 1.1%, excluding the impact of FX, in the first quarter was primarily attributable to comparable sales growth in EMEA and APAC and net restaurant growth during the trailing twelve months.

In the first quarter, organic revenues fell 2.1%, excluding the impact of refranchising and FX headwinds. On a reported basis, total revenues decreased 42.5% to $327.7 million, compared to $569.9 million in the prior year period due to global refranchising transactions and negative comparable sales growth, partially offset by net restaurant growth and favorable FX impact.

Organic Adjusted EBITDA grew 4.5%, excluding the impact of refranchising and FX headwinds. On a reported basis, Adjusted EBITDA increased 0.8% to $144.3 million, compared to $143.2 million in the prior year period. Organic growth was driven by net restaurant growth as well as G&A cost control. On a reported basis, growth was lower due to significant progress on our global refranchising initiative and FX headwinds.

Adjusted Net Income and Adjusted Diluted EPS increased 51% and 49%, respectively, compared to the prior year period, primarily due to an increase in Adjusted EBITDA, lower Depreciation and Amortization and lower interest expense.

Operational and Segment Highlights

U.S. and Canada comparable sales growth of negative 3.0% in the first quarter was due to the comparison to a strong first quarter in 2012, a challenging macroeconomic environment and heightened competitive activity. After negative comparable sales growth early in the quarter, comparable sales growth in the U.S. and Canada was positive in March, as we took a more balanced approach to value and premium offerings. Value-oriented promotions such as our $1.29 WHOPPER JR® and “2 for $5” specials were successful when paired with our premium limited time offers such as the Chipotle WHOPPER® and Chipotle Chicken sandwiches. Additionally, we launched a Turkey Burger for the first time in the brand’s history, which was one of the best performing limited-time offers during the first quarter.

EMEA delivered comparable sales growth of 0.8% in the first quarter, driven by continued success of “King of the Day” promotions in the United Kingdom, strong performance in the company’s expanding Russian market, and the popular Steakhouse Gold premium burgers balanced with the “Trial Weeks” value promotion in Germany. Although Spain was negative, trends improved sequentially driven by successful value products such as Euroking and KING AHORRO® deals.

LAC comparable sales fell 1.3%, due to weaker performance in Mexico and Puerto Rico, partially offset by positive results in Brazil, Argentina, and Venezuela. The Mexico and Puerto Rico markets were challenging, but new products such as smoothies in Puerto Rico helped offset some weakness in sales. Additionally, new value promotions in Puerto Rico helped drive comparable sales growth in that market during April. In Brazil, we re-launched the WHOPPER® Furioso platform and broadened national marketing reach, helping grow comparable sales.

APAC comparable sales increased by 2.7%, driven by positive results in Australia and Korea but partially offset by weakness in Japan and New Zealand. Strength in Australia was driven by successful value promotions such as “Shake and Win” and “Penny Pinchers”, and positive comparable sales growth in Korea was due to compelling new value programs.

As part of BKW’s global refranchising strategy, the company refranchised 33 company-owned restaurants during the quarter in the U.S. and Canada segment. In connection with this quarter’s refranchising transactions, BKW received cash proceeds of $9.3 million, development commitments and re-imaging commitments. After closing refranchising transactions in Mexico and Canada during April, we successfully completed our refranchising program in the U.S. and Canada, LAC, and APAC, and currently only 132 company-owned restaurants remain to be refranchised in Germany and Spain. We expect to finish our refranchising initiative by the end of 2013.

Cash and Liquidity

At quarter end, total debt was $3.0 billion and net debt was $2.4 billion. Due to the improvement in net debt and in trailing twelve month Adjusted EBITDA, the net debt to Adjusted EBITDA ratio improved to 3.7x at March 31, 2013 from 3.8x at December 31, 2012.

On April 10, 2013 the company’s Board of Directors declared a cash dividend of $0.06 per share, a 20% increase from the previous dividend of $0.05 per share declared on February 14, 2013. The dividend is payable on May 15, 2013 to shareholders of record at the close of business on May 1, 2013. Future dividends will be determined at the discretion of the Board of Directors.

In an effort to have a balanced approach to capital allocation and to return cash to shareholders, the Board authorized the repurchase of up to $200 million of the company’s common stock. The share repurchases will be made in the open market from time to time prior to May 31, 2016, and will be funded from available cash.

Investor Conference Call

The company will host an investor conference call and webcast at 8:30 a.m. Eastern Time, Friday, April 26, 2013, to review financial results for the quarter ended March 31, 2013. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and will be available for replay for 15 days following the earnings call. The dial-in number is (877) 317-6776 for U.S. callers and (412) 317-6776 for international callers.

Contacts

Investors

Rahul Ketkar, Investor Relations

(305) 378-7696; investor@whopper.com

Media

Bryson Thornton, Global Communications

(305) 378-7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 13,000 locations serving more than 11 million guests daily in 88 countries and territories worldwide. Approximately 97 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the company’s expectations and belief regarding its positive outlook for the long-term prospects of the business and its ability to return cash to its shareholders; its expectations and belief regarding its ability to execute on its Four Pillar strategy in the U.S. and Canada and to drive net restaurant growth internationally and its expectations and belief regarding its ability to complete its refranchising initiative by the end of 2013. The factors that could cause actual results to differ materially from the company’s expectations are detailed in the company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to the company’s ability to successfully implement its domestic and international growth strategy; risks related to global economic or other business conditions that may affect the desire or ability of customers to purchase the company’s products; risks related to the financial strength of the company’s franchisees; risks related to the company’s substantial indebtedness; risks related to the company’s ability to compete domestically and internationally in an intensely competitive industry; and risks related to the effectiveness of the company’s marketing and advertising programs.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,		Increase / (Decrease)
	2013	2012	$	%
	(In millions, except per share data)
Revenues:
Company restaurant revenues	$121.1	$396.2	$(275.1)	(69.4)%
Franchise and property revenues	206.6	173.7	32.9	18.9%

Total revenues	327.7	569.9	(242.2)	(42.5)%
Company restaurant expenses:
Food, paper and product costs	38.5	130.0	(91.5)	(70.4)%
Payroll and employee benefits	37.5	119.5	(82.0)	(68.6)%
Occupancy and other operating costs	32.1	104.5	(72.4)	(69.3)%

Total Company restaurant expenses	108.1	354.0	(245.9)	(69.5)%
Franchise and property expenses	36.3	23.8	12.5	52.5%
Selling, general and administrative expenses	66.7	95.0	(28.3)	(29.8)%
Other operating expense, net	14.2	13.0	1.2	9.2%

Total operating costs and expenses	225.3	485.8	(260.5)	(53.6)%

Income from operations	102.4	84.1	18.3	21.8%
Interest expense, net	49.1	59.1	(10.0)	(16.9)%
Loss on early extinguishment of debt	—	3.5	(3.5)	(100)%

Income before income taxes	53.3	21.5	31.8	147.9%
Income tax expense	17.5	7.2	10.3	143.1%

Net income	$35.8	$14.3	$21.5	150.3%

Earnings per share:
Basic	$0.10	$0.04	$0.06	149.8%

Diluted	$0.10	$0.04	$0.06	146.6%

Weighted average shares outstanding
Basic	350.5	349.8	0.7	0.2%

Diluted	357.1	351.9	5.3	1.5%

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	As of
	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$598.8	$546.7
Trade and notes receivable, net	173.4	179.0
Prepaids and other current assets, net	115.3	91.3
Deferred income taxes, net	70.9	73.5

Total current assets	958.4	890.5

Property and equipment, net of accumulated depreciation of $191.8 million and $200.8 million, respectively	856.5	885.2
Intangible assets, net	2,773.2	2,811.2
Goodwill	613.2	619.2
Net investment in property leased to franchisees	176.3	180.4
Other assets, net	194.7	177.5

Total assets	$5,572.3	$5,564.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$50.4	$68.7
Accrued advertising	87.5	66.5
Other accrued liabilities	207.4	206.8
Current portion of long term debt and capital leases	62.2	55.8

Total current liabilities	407.5	397.8

Term debt, net of current portion	2,900.0	2,905.1
Capital leases, net of current portion	84.4	88.4
Other liabilities, net	353.8	382.4
Deferred income taxes, net	633.4	615.3

Total liabilities	4,379.1	4,389.0

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 350,769,811 shares issued and outstanding at March 31, 2013; 350,238,771 shares issued and outstanding at December 31, 2012	3.5	3.5
Additional paid-in capital	1,212.4	1,205.7
Retained earnings	94.4	76.1
Accumulated other comprehensive loss	(117.1)	(110.3)

Total stockholders’ equity	1,193.2	1,175.0

Total liabilities and stockholders’ equity	$5,572.3	$5,564.0

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net income	$35.8	$14.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16.6	34.0
Loss on early extinguishment of debt	—	3.5
Amortization of deferred financing costs and debt issuance discount	13.5	15.3
Equity in net loss from unconsolidated affiliates	5.2	1.2
(Gain) loss on remeasurement of foreign denominated transactions	2.4	(0.3)
Amortization of defined benefit pension and postretirement items	(0.2)	(0.4)
Realized loss on terminated caps/swaps	1.3	0.6
Net loss on refranchisings and dispositions of assets	3.1	8.9
Bad debt expense, net of recoveries	1.0	1.3
Share-based compensation	2.0	7.3
Deferred income taxes	7.4	(6.6)
Changes in current assets and liabilities, excluding dispositions:
Trade and notes receivable	2.3	3.4
Prepaids and other current assets	(1.6)	(9.2)
Accounts and drafts payable	(17.0)	(9.7)
Accrued advertising	13.3	(6.2)
Other accrued liabilities	3.0	(5.4)
Other long-term assets and liabilities	(9.2)	1.1

Net cash provided by operating activities	78.9	53.1

Cash flows from investing activities:
Payments for property and equipment	(7.3)	(16.6)
Proceeds from refranchisings, disposition of asset and restaurant closures	10.1	7.4
Return of investment on direct financing leases	3.5	3.1
Other investing activities	—	0.3

Net cash provided by (used for) investing activities	6.3	(5.8)

Cash flows from financing activities:
Repayments of term debt and capital leases	(13.2)	(11.5)
Extinguishment of debt	—	(58.0)
Proceeds from stock option exercises	1.2	—
Dividends paid on common stock	(17.5)	—

Net cash used for financing activities	(29.5)	(69.5)

Effect of exchange rates on cash and cash equivalents	(3.6)	(6.2)
Increase (decrease) in cash and cash equivalents	52.1	(28.4)
Cash and cash equivalents at beginning of period	546.7	459.0

Cash and cash equivalents at end of period	$598.8	$430.6

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated BKW

	Three Months Ended March 31,
Key Business Metrics	2013	2012

Systemwide sales growth	1.1%	6.5%
Franchise sales	$3,670.5	$3,348.5
Comparable sales growth
Company	(2.0)%	6.1%
Franchise	(1.4)%	4.4%
System	(1.4)%	4.6%
NRG
Company	(3)	(5)
Franchise	7	27
System	4	22
Net Refranchisings	33	5
Restaurant counts at period end
Company	382	1,285
Franchise	12,619	11,249
System	13,001	12,534
CRM %	10.7%	10.7%

FX Impact	Favorable / (Unfavorable)

Consolidated revenues	$0.6	$(6.1)
Consolidated CRM	0.1	(0.5)
Consolidated SG&A	(0.1)	0.9
Consolidated income from operations	—	(1.2)
Consolidated net income (loss)	—	(1.0)
Consolidated adjusted EBITDA	0.1	(1.6)

U.S. & Canada

	Three Months Ended
	March 31,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	(2.8)%	3.7%
Franchise sales	$2,025.9	$1,847.4
Comparable sales growth
Company	(4.0)%	6.0%
Franchise	(3.0)%	4.0%
System	(3.0)%	4.2%
NRG
Company	(1)	(1)
Franchise	(27)	(11)
System	(28)	(12)
Net Refranchisings	33	4
Restaurant counts at period end
Company	149	934
Franchise	7,299	6,554
System	7,448	7,488

	Three Months Ended		Variance
	March 31,		Favorable/
	2013	2012	(Unfavorable)
Company:
Company restaurant revenues	$47.5	$286.3	$(238.8)
CRM	4.1	33.8	(29.7)
CRM %	8.6%	11.8%	(3.2)%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	33.0%	33.1%	0.1%
Payroll and benefits	30.8%	31.1%	0.3%
Depreciation and amortization	5.0%	5.6%	0.6%
Other occupancy and operating	22.6%	18.4%	(4.2)%

Franchise:
Franchise and property revenues	$125.9	$100.3	$25.6
Franchise and property expenses	27.8	16.5	(11.3)
Segment SG&A	11.9	26.1	14.2
Segment depreciation and amortization	10.2	21.4	11.2
Segment income	100.5	112.9	(12.4)
Segment margin	58.0%	29.2%	28.8%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$(0.2)	$(0.5)
Segment CRM	—	—
Segment income	—	(0.1)

EMEA

	Three Months Ended
	March 31,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	7.2%	10.6%
Franchise sales	$951.3	$859.5
Comparable sales growth
Company	1.5%	7.6%
Franchise	0.7%	6.5%
System	0.8%	6.6%
NRG
Company	—	(1)
Franchise	18	35
System	18	34
Net Refranchisings	—	1
Restaurant counts at period end
Company	132	190
Franchise	3,007	2,726
System	3,139	2,916

	Three Months Ended		Variance
	March 31,		Favorable/
	2013	2012	(Unfavorable)
Company:
Company restaurant revenues	$59.1	$77.6	$(18.5)
CRM	7.0	6.4	0.6
CRM %	11.8%	8.2%	3.6%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	29.7%	30.7%	1.0%
Payroll and benefits	34.7%	32.2%	(2.5)%
Depreciation and amortization	1.6%	3.6%	2.0%
Other occupancy and operating	22.2%	25.3%	3.1%

Franchise:
Franchise and property revenues	$52.4	$45.7	$6.7
Franchise and property expenses	7.7	6.1	(1.6)
Segment SG&A	12.7	18.4	5.7
Segment depreciation and amortization	3.3	5.2	1.9
Segment income	42.3	32.8	9.5
Segment margin	37.9%	26.6%	11.3%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$0.5	$(4.8)
Segment CRM	—	(0.3)
Segment income	0.1	(1.4)

LAC

	Three Months Ended
	March 31,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	1.4%	15.3%
Franchise sales	$321.6	$315.8
Comparable sales growth
Company	(8.7)%	3.1%
Franchise	(1.0)%	10.3%
System	(1.3)%	9.9%
NRG
Company	(2)	—
Franchise	10	6
System	8	6
Net Refranchisings	—	—
Restaurant counts at period end
Company	98	97
Franchise	1,300	1,131
System	1,398	1,228

	Three Months Ended		Variance
	March 31,		Favorable/
	2013	2012	(Unfavorable)
Company:
Company restaurant revenues	$13.9	$14.7	$(0.8)
CRM	2.0	2.2	(0.2)
CRM %	14.4%	15.0%	(0.6)%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	36.1%	38.1%	2.0%
Payroll and benefits	15.4%	12.9%	(2.5)%
Depreciation and amortization	3.6%	10.2%	6.6%
Other occupancy and operating	30.5%	23.8%	(6.7)%

Franchise:
Franchise and property revenues	$15.7	$15.8	$(0.1)
Franchise and property expenses	0.3	0.2	(0.1)
Segment SG&A	2.8	3.5	0.7
Segment depreciation and amortization	0.5	1.6	1.1
Segment income	15.1	15.9	(0.8)
Segment margin	51.0%	52.1%	(1.1)%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$0.3	$(1.1)
Segment CRM	0.1	(0.2)
Segment income	—	(0.1)

APAC

	Three Months Ended
	March 31,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	8.4%	5.4%
Franchise sales	$371.7	$325.8
System comparable sales growth	2.7%	(2.8)%
System NRG	6	(6)
Net Refranchisings	—	—
Restaurant counts at period end
Company	3	64
Franchise	1,013	838
System	1,016	902

	Three Months Ended		Variance
	March 31,		Favorable/
	2013	2012	(Unfavorable)
Franchise:
Franchise and property revenues	$12.6	$11.9	$0.7
Franchise and property expenses	0.5	1.0	0.5
Segment SG&A	2.2	5.0	2.8
Segment depreciation and amortization	0.6	2.1	1.5
Segment income	10.4	7.8	2.6
Segment margin	78.8%	26.4%	52.4%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$—	$0.3
Segment income	—	—

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Supplemental Disclosure

Other Operating Expenses, net	Three Months Ended
	March 31,
	2013	2012
Net losses on disposal of assets, restaurant closures and refranchisings	$4.6	$9.8
Litigation settlements and reserves, net	0.1	0.4
Foreign exchange net losses	3.3	0.6
Equity in net loss from unconsolidated affiliates	5.2	1.2
Other, net	1.0	1.0

Other operating expenses, net	$14.2	$13.0

Selling, general and administrative expenses	Three Months Ended
	March 31,
	2013	2012
Selling expenses	$3.7	$16.7

Management general and administrative expenses	49.6	61.8
Share-based compensation	2.0	1.4
Depreciation and amortization	2.3	4.4
Global portfolio realignment project costs	9.1	3.7
Business combination agreement expenses	—	7.0

Total general and administrative expenses	63.0	78.3

Selling, general and administrative expenses	$66.7	$95.0

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, adjusted income before income taxes, adjusted income tax expense, net debt, TTM Adjusted EBITDA, net debt to TTM Adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including global portfolio realignment project costs and Business Combination Agreement expenses. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted net income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Adjusted net income and Adjusted Diluted EPS are used by management to evaluate the core operating performance. Net debt to TTM Adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Organic growth in Revenue and Adjusted EBITDA for the

Three Months Ended March 31, 2013 and 2012

(Unaudited)

	Actual		Q1 ‘13 vs. Q1 ‘12		Refran. Impact	Adjusted Q1 ‘12	FX Impact	Organic Growth
$ in millions	Q1 ‘13	Q1 ‘12	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$173.4	$386.6	($213.2)	(55.1%)	($202.4)	$184.2	($0.2)	($10.6)	(5.8%)
EMEA	$111.5	$123.3	($11.8)	(9.6%)	($17.0)	$106.3	$0.5	$4.7	4.5%
LAC	$29.6	$30.5	($0.9)	(3.0%)	—	$30.5	$0.3	($1.2)	(3.9%)
APAC	$13.2	$29.5	($16.3)	(55.3%)	($16.2)	$13.3	—	($0.1)	(0.5%)

Consolidated	$327.7	$569.9	($242.2)	(42.5%)	($235.6)	$334.3	$0.6	($7.2)	(2.1%)

Adjusted EBITDA
North America	$100.5	$112.9	($12.4)	(11.0%)	($6.8)	$106.1	—	($5.6)	(5.3%)
EMEA	$42.3	$32.8	$9.5	29.0%	$0.3	$33.1	$0.1	$9.1	27.5%
LAC	$15.1	$15.9	($0.8)	(5.0%)	—	$15.9	—	($0.8)	(5.0%)
APAC	$10.4	$7.8	$2.6	33.3%	$1.2	$9.0	—	$1.4	14.9%
Unallocated Management G&A	($24.0)	($26.2)	$2.2	(8.4%)	—	($26.2)	—	$2.2	(8.4%)

Consolidated	$144.3	$143.2	$1.1	0.8%	($5.2)	$138.0	$0.1	$6.2	4.5%

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended
	March 31,
EBITDA and adjusted EBITDA:	2013	2012
	(In millions)
U.S. and Canada	$100.5	$112.9
EMEA	42.3	32.8
LAC	15.1	15.9
APAC	10.4	7.8
Unallocated Management G&A	(24.0)	(26.2)

Adjusted EBITDA	144.3	143.2
Share-based compensation (1)	2.0	1.4
Global portfolio realignment project (2)	9.1	3.7
Business combination agreement expenses (3)	—	7.0
Other operating expenses, net	14.2	13.0

EBITDA	119.0	118.1
Depreciation and amortization	16.6	34.0

Income from operations	102.4	84.1
Interest expense, net	49.1	59.1
Loss on early extinguishment of debt	—	3.5
Income tax expense	17.5	7.2

Net income	$35.8	$14.3

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
Adjusted net income	March 31, 2013	March 31, 2012
	(In millions, except per share data)
Net income	$35.8	$14.3
Income tax expense	17.5	7.2

Income before income taxes	53.3	21.5
Adjustments:
Franchise agreement amortization	5.2	5.2
Amortization of deferred financing costs and original issue discount	2.5	3.5
Loss on early extinguishment of debt	—	3.5
Other operating expense, net	14.2	13.0
Global portfolio realignment project costs (2)	9.1	3.7
Business combination agreement expenses (3)	—	7.0

Total adjustments	31.0	35.9

Adjusted income before income taxes	84.3	57.4

Adjusted income tax expense (4)	24.2	17.6

Adjusted net income	$60.1	$39.8

Diluted- EPS (Adjusted Net Income)	$0.17	$0.11

Diluted Weighted Average Shares	357.1	351.9

Non-GAAP Financial Measures

Reconciliation of Adjusted Net Income and Net Income, Net Debt / TTM Adj. EBITDA

	As of
Net debt to adjusted EBITDA	March 31, 2013	December 31, 2012
	(In millions, except ratios)

Long term debt, net of current portion	$2,900.0	$2,905.1
Capital leases, net of current portion	84.4	88.4
Current portion of long term debt and capital leases	62.2	55.8

Total Debt	3,046.6	3,049.3

Cash and cash equivalents	598.8	546.7
Net debt	2,447.8	2,502.6
TTM adjusted EBITDA	653.2	652.1

Net debt / TTM adjusted EBITDA	3.7x	3.8x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
EBITDA and adjusted EBITDA	March 31, 2013	December 31, 2012
	(In millions)

Net income	$139.2	$117.7
Interest expense, net	213.8	223.8
Loss on early extinguishment of debt	30.7	34.2
Income tax expense	52.3	42.0
Depreciation and amortization	96.3	113.7

EBITDA	532.3	531.4
Adjustments:
Share-based compensation and non-cash incentive compensation expense (1)	10.8	10.2
Other operating expense, net	54.5	53.3
Global portfolio realignment project costs (2)	35.6	30.2
Business combination agreement expenses (3)	20.0	27.0

Total adjustments	120.9	120.7

Adjusted EBITDA	$653.2	$652.1

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options, and for the three months ended March 31, 2013 and March 31, 2012, also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2012 and 2011 cash bonus, respectively.

(2)	Represents costs associated with an ongoing project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services.

(3)	Represents share-based compensation expense related to awards granted during the three months ended March 31, 2013 resulting from the increase in equity value of Burger King Worldwide Holdings, Inc. implied by the business combination agreement and professional fees and other transaction costs associated with the business combination agreement.

(4)	Adjusted income tax expense for the three months ended March 31, 2013 and 2012 is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.